EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Eyetech Pharmaceuticals, Inc. for the registration of 2,095,225 shares of Common Stock pertaining to the 2003 Stock Incentive Plan, of our report dated February 11, 2005, with respect to the consolidated financial statements of Eyetech Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey
June 27, 2005